Exhibit 10.2

Contract No.260006119521

Maximum Pledge Contract for Small-Sized Enterprises

Important Notice: Following consultations conducted on the basis of equality and in accordance with the relevant laws and regulations, both parties voluntarily enter into this Contract, by which they shall strictly abide. In order to secure legal rights of pledgor, Pledgee hereby call attention to the pledgor to carefully read the bold-face words and pay full attention to such contents.

Pledgee:	Industrial and Commercial Bank of China Limited Shanghai branch Fengxian sub-branch (hereinafter is referred to “Party A”) Principal: Yi Zhang Address: No. 48 Nanzhong Road Fax: 57180753

Pledgor:	Cherokee International (China) Power Supply Ltd. (hereinafter is referred to “Party B”) Legal representative or Principal: Address: Shanghai Fengpu Industrial Park, Shanghai, China Fax: 67108907

In order to realize the creditor’s rights of Party A, Party B agrees to provide pledge as guaranty. Both parties enter into this contract to regulate respective rights and liabilities after friendly negotiation according to The Contract Law of the People’s Republic of China and The Guarantee Law of the People’s Republic of China.

Article 1 Creditor’s Rights

Article 1.1 The creditor’s rights shall include: all the loans in RMB & Foreign currency Party A have launched to Party B according to the principal contract and the creditor’s rights Party A enjoys against Party B due to the issuance of Bank Acceptance Bill, Letter of Credit and Letter of Guarantee from December 25, 2006 to December 25, 2009, no matter such creditor’s rights is mature or immature when such period expires. The maximum balance of creditor’s rights shall be RMB 25, 000, 000.

The above-mentioned principal contract includes following contract (agreement) A signed by Party A and Cherokee International (China) Power Supply Ltd.

A. Loan Contract

B. Acceptance agreement for Bank Acceptance Bill

C. Agreement for opening Letter of Credit

D. Agreement for issuing Letter of Guarantee

Article 1.2 The above-mentioned maximum balance of creditor’s rights refers to the total sum converted to RMB by all the creditor’s rights whether in RMB or foreign currency. The rate of exchange is the selling price of foreign currency publicized by Party A on the date when Party A’s creditor’s rights against Party B are affirmed.

Article 2 Scope of Pledge

Article 2.1 The scope of the pledge includes: the full amount of principle under the loan contract, its interests, penalty, compounding interests, compensation and reimbursement for breaching of the contract, attorney fees and other fees that Part A accrued for realizing the credit and hypothecation, and all other expenses.

Article 3 Pawn

Article 3.1 Details of the pawn are as per the List of Pledge. The List of Pledge is the appendix of this contact and has the same legal effect of this contract.

Article 3.2 The effectiveness of the pledge under this contract shall be extended to the ancillary component, collateral rights, appendage, adjunction, natural and legal fruits, substitute of the pawn and such effectiveness shall also be extended to the insurance payment, compensation incurred from the damage, loss or confiscation of the pawn.

Article 3.3 When the performance period of the principal debt expires, should the pawn be seized by the People’s court due to the non-performance of the principal debt, Party A shall be entitled to take the detached natural and legal fruits of the pawn. And the payment shall be in following sequence:

A. Costs and expenses to collect the fruits

B. Interest due and other costs and expenses under the principal contract

C. Principal of the debt

Article 3.4 The estimated value of pawn under the List of Pledge shall not be the foundation value when Party A disposes the pawn, and shall not limit the rights of Party A on executing the hypothecation.

Article 3.5 The certificate of title of the pawn and related documents shall be sealed after mutual confirmation by both parties and shall be kept by Party A unless otherwise stipulated by the laws and regulations.

Article 3.6 During the validation period of the contract, the pawn shall be possessed and employed by Party B. Party B shall maintain the pawn in good condition, and shall not employ the pawn in any inappropriate way, which will tear off the value of pawn. Party A reserves the right to check the condition of the pawn.

Article 3.7 Should there be any damage, loss to the pawn, Party B shall inform Party A in time and take measures to prevent the aggravation of the loss or damage. Party B is also obliged to provide the certificate issued by the competent authorities to testify such damage or loss at the same time.

Article 3.8 In case the action of Party B will sufficiently result in the reduction of pawn value, Party B is obliged to suspend its action immediately. If the pawn value is reduced as thus, Party B shall recoup the value of pawn or provide guarantee with equivalent value.

Article 3.9 In case Party B is immune from the reduction of pawn value, the compensation and reimbursement to Party B shall be used to refund the debts under the principal contract in advance, or to recoup the value of pawn with the consent of Party A, or shall be saved under the designated account by Party A to guarantee the performing of the debt. The remaining value of pawn shall still be the hypothecation of the debt.

Article 3.10 Should the pawn be confiscated as a result of the construction requirements of the State, the confiscation compensation to Party B shall be used to refund the debts under the contract in advance, or shall be deposited to the third party.

Article 4 Pledge registration

Article 4.1 Where the law or regulation requires, or the two parties agrees, that the pledge shall be registered, both parties shall register the pledge in the local registration office within 15 days since this contract is signed. Shall there be any different contents between the contract and registration, the registration shall have the priority.

Article 4.2 Should there be any changes of registered items and the corresponding registration is required to be modified to record such changes by the law, both parties shall register the changes in the local registration office within 15 days since such changes occur.

Article 5 Insurance

Article 5.1 Party B shall complete the procedure in corresponding insurance institute for buying property insurance for the pawn within 15 days since the contract is signed, the insurance category is property insurance. The insurance terms shall cover a period longer than the period stipulated in Article 1.1 of this contract and the insurance amount shall not be less than the maximum balance of creditor’s rights as stipulated in Article 1.1 of this contract.

Should the insurance terms not be longer than the expiration date of the creditor’s rights of Party A due to the reasons of the insurance institute, Party B is obliged to unconditionally buy property insurance for the pawn under this contract and ensure an uninterrupted insurance terms during the entire period of this contract.

Article 5.2 Party B shall specify in the insurance policy that Party A is the first beneficiary. The policy shall have no limitation to the rights or benefits of Party A.

Article 5.3 During the valid period of this contract, Party B shall not suspend or withdraw the insurance with any excuse, should the insurance be suspended, Party A is entitled to buy the insurance itself and all the costs and expenses thus incurred shall be borne by Party B.

Article 5.4 During the valid period of this contract, should the pawn suffer any insured accident, all the insurance compensation shall be used to refund the debts under the principal contract in advance, or to recoup the value of pawn with the consent of Party A, or shall be saved under the designated account by Party A to guarantee the performing of the debt.

Article 6 Realization of the Pledge

Article 6.1 In case any of following situation occurs, Party A is entitled to auction or sell the pawn according to the stipulations of laws and enjoys the priority to be paid firstly with the amount thus produced, or negotiate with Party B to use the pawn at a converted amount of money to discharge the debts which Party B owes to Party A.

A.	Debts under the principal contract mature (or mature in advance) but undischarged by the debtor;
B.	Situation under Article 3.8 occurs, Party B does not recoup the value of pawn or fails to provide guarantee with an equivalent amount to the reduction value of the pawn;
C.	Principal contract is terminated according to the laws and regulations, the principal debtor should undertake the liabilities to compensate or discharge.

Article 6.2 Should the earnings from the disposition of the pawn are in different currency from that stipulated in the principal contract, such earnings shall be used to pay the debts under principal contract only after it is converted to the currency of the principal contract at the exchange rate publicized by Party A according to state foreign exchange policy.

Article 6.3 When Party A disposes the pawn according to this contract, Party B shall coordinate actively and shall not set any obstacles to prevent Party A from executing its rights.

Article 7 Representations and Warranties

Article 7.1 Party B hereby represents and warrants to Party A that:

A.	Party B is the property owner of the pawn under this contract and enjoys the full rights of disposition. There exist no disputes with regard to the ownership and management rights of the pawn;
B.	Party B fully understands the purpose of the principal debt and voluntarily provide pledge for the principal debtor. All the expression of intents under this contract are sincere;
C.	The pawn under this contract is entitled to be set pledge and no restricts exist;
D.	Party B has made full and proper statement of the flaws of the pawn;
E.	The pawn under this contract has not been sealed-up, seized or re-pledged;
F.

Party B shall notify the lessee the status of pledge of the pawn in case the pawn is fully or partly rent out, and in such case Party B shall also inform Party A with written notice of the status of lease;

G.	Should Party B be natural person, Party B shall ensure the pawn is not mutual property, or in case the pawn is mutual property, Party B has got the written consent from the part owner;
H.

Should Party B be a legal person, Party B shall ensure i. the pledge of the pawn complies with the articles of association of the company and the procedure and rights describe therein; ii. The pledge of the pawn does not violate the laws and regulations and related requirements; iii. Should this warranty and representation is inveracious and deceitful, Party B shall still fulfill its commitments under the pledge and be responsible for any liabilities thus incur. Iv. In case Party B is a public listed company, Party B shall disclose the pledge timely according to the requirements of laws and regulations, failing which and thus leading to the influence on the realization of Party

A’s pledge rights, Party B shall undertake the liabilities and all the other obligations thus incur.

Article 8 Undertakes

Article 8.1 Before the obligations of the principal debtor under the principal contract is completely fulfilled, Party B hereby undertakes to Party A:

A.	In case any one of following situations occurs, Party B shall still undertake its liabilities under this contract without the needing of its consent:
	(1)	Party A and the principal debtor negotiate to modify the principal contract, which does not aggravate the liabilities of principal debtor;
	(2)	The amount of the principal debt changes due to the flexible interest rate the principle contract adopts or the adjustment of the interest rate by the People’s Bank of China.
B.

Unless otherwise agreed by Party A, during the period of this contract, Party B shall ensure that pawn under this contract should not be pledged or impawned at any kind, and not be rented out, transferred to, or bestowed to any third party, and that the pawn shall not be damaged in any kind of.

C.

Party B shall be responsible for any fees and charges under this contract, including but not limited to the attorney fee, insurance fee, charges for appraisement, evaluation, registration, transfer of title and any other expenses.

D.	In case the pledge right of Party A suffers any infringement from any third parties, Party B shall notify Party A timely and coordinate with Party A to defense such infringement.
E.	Party B shall notify Party A timely in case any of the following situations occurs:
(1)

Changes of management mechanism including but not limited to restructure of the company to a company by shares, contracting, leasehold, consolidation, separation, joint management, establishing joint venture or cooperative operation with foreign companies, admission to and withdrawal from a Partnership;

	(2)	Changes of the business scope, registered capital and equity;
	(3)	liquidation, closing down, going out of business, disincorporation, revocation of the business license, nullifying the administrative registration;
	(4)	Any disputes with regard to the ownership of the pawn;
	(5)	Changes with regard to the name of the company, articles of association or partnership agreement, business address, legal representative (principal), phone no;
	(6)	Seal-up, seizure, custody of the pawn according to the law in case the pawn is or is likely to be involved in economic disputes, litigation or arbitration.

In case the items of (1) and/or (2) listed above occur, Party B shall inform party B with written notice within 10 days since such matter happens, in case any of the items from (3) to (6) occurs, Party B shall inform party B with written notice immediately.

F.	Party B shall sign any notices in any forms from Party A timely.

Article 8.2 Party A shall hereby undertakes to Party B:

A.    Party A shall keep all the documents, financial materials and other undisclosed materials presented by Party B for performing this contract confidential unless otherwise stipulated by the laws and regulations;

B     Party A shall refund the balance value of the pawn to Party B when Party A disposes the pawn to realize its pledge right;

C.    Party A shall coordinate Party B to recourse the principal debtor when its pledge right is fully realized.

Article 9 Default and Default Remedies

Article 9.1 Once the contract comes into effect, either party’s failing to fulfill its commitments under this contract or violation of its representations, warranties and undertakes under this contract constitutes the breach of contract. Should the other party suffer any damages or losses, the breaching party shall compensate.

Article 9.2 In case either party has any of following actions, it shall be responsible for any extra costs and losses thus incur:

(1) Failing to make notice according to this contract or the notice is not in compliance with the truth;

(2) Rejecting to receive the other party’s notice during working days.

Article 9.3 Should the contract is void due to any reasons from Party B, Party B shall compensate all the damages or losses Party A thus suffer within the scope of pledge.

Article 9.4 Should any party breach the contract, the other party is entitled to take any measures stipulated by the laws and regulations of the People’s Republic of China unless otherwise expressed in this contract.

Article 10 Effectiveness, Modification and Termination

Article 10.1 The contract shall be effective from the date of signing until the date on which all debts are tendered. Where there is a statutory requirement for registration, the effectiveness date is when the registration is completed.

Article 10.2 It must be confirmed in written words and signature by the authorized representative of each party for any revision. The revision agreement is the integral part of this contract and has the same legal effect.

Article 10.3 Where any article or provision of this contract shall be invalid, illegal or unenforceable such invalidity, illegality or unenforceability shall not effect any other article or provision hereof.

Article 10.4 The modification and termination of this contract does not affect the rights of each party for compensation. The termination of this contract does not affect the validity of the article concerning settlement of disputes.

Article 11 Settlement of Disputes

Article 11.1 The conclusion, effectiveness, interpretation, execution and dispute resolution of the contract shall be governed by the laws of the People’s Republic of China. All disputes in connection with this contract or the execution thereof shall be settled friendly through negotiation. In case no settlement can be reached, the case may then be submitted to the jurisdiction of the people’s court at the site of Party A.

Article 12 Miscellaneous

Article 12.1 This contract is independent of the principal contract, should the principal contract be void, this contract is still valid and Party B shall fulfill its commitments under this contract.

Article 12.2 Party B shall not transfer the whole or part of its rights and liabilities under this contract without the written consent of Party A.

Article 12.3 No delay or omission by Party A in exercising the whole or part of right hereunder shall operate as a waiver or modification thereof or of any other right, and no such delay or omission shall preclude any other or further exercise thereof or the exercise of any other right.

Article 12.4 In case the pledgor under this contract is a natural person, the pledgor shall not be restricted by the article 8.1E (1), (2), (3), (5) of this contract.

Article 12.5 The contract is made in four (4) copies, one for each party and one for Real Estate Trading Center and other authority respectively and each copy has the same legal effect.

Appendix: List of Pledge

Party A:	Industrial and Commercial Bank of China Limited Shanghai branch Fengxian sub-branch

Authorized representative:	/s/ Yi Zhang

Party B: Cherokee International (China) Power Supply Ltd.

Authorized representative:	/s/ Linster W. Fox

Date: January 18, 2007

List of Pledge

Pledge
						Value	under
						by	other
					Certificate	appraise	creditor’s
Name	Quantity	Quality	Status	Location	of title	-ment	right	Others
Workshop	10912.95	good	Completed	No.1353	Shanghai	36,070,000	NO	NO
				Chen Qiao	real esate
				Road,	Fenfxian
				Fengxian	(2006)
				district	No.010046

Unit price for amount: RMB yuan

Pledgee:	Industrial and Commercial Bank of China Limited Shanghai branch
Fengxian sub-branch

Principal:	/s/ Yi Zhang

Pledgor: Cherokee International (China) Power Supply Ltd.

Legal representative:	/s/ Linster W. Fox

Date: January 18, 2007